Exhibit 99.1
Leadis Technology Reports First Quarter 2008 Results
SUNNYVALE, California — April 22, 2008 — Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, power management and audio ICs for mobile consumer electronics devices, today announced results for the first quarter of 2008, ended March 31, 2008.
Q1 2008 Highlights
•	Leadis announced significant progress on new product design wins in the quarter. Leadis was awarded five new display driver program design wins, three new Audio design wins and two new LED/Power design wins.

•	Leadis announced sample availability of four new charge-pump based LED drivers that use the company’s proprietary PowerLite™ current regulator to deliver up to 95% power efficiency for longer battery life, as well as a new family of highly efficient 4-channel white LED drivers.

•	Leadis announced sample availability of the world’s first stand-alone Class G Headphone amplifiers featuring the company’s proprietary GmaxTM and ARATM technologies. The devices are optimized for ultra-low power dissipation, which allows for increased battery run-time on portable audio devices.

•	Leadis announced production availability and commencement of volume shipments of the LDS285, a TFT LCD driver enabled with the company’s proprietary PowerLite™ dynamic backlight control (DBC) technology. Since the beginning of March, Leadis has shipped over one million units of this device to a tier-one cell phone customer.
Financial Results
First quarter revenue was $5.6 million, meeting the low end of the company’s guidance. First quarter gross margin was 0%, with charges for excess and obsolete inventory of $0.5 million reducing the gross margin by approximately 9%. Under generally accepted accounting principles (GAAP), first quarter net loss was $10.1 million or $0.35 per basic share, as compared with the $11.0 million, or $0.38 per basic share, net loss reported in the previous quarter and the $5.5 million, or $0.19 per basic share, net loss reported in the first quarter of 2007. The loss in the fourth quarter of 2007 included a $0.7 million charge for in-process research and development acquired during the quarter, and an acceleration of $0.8 million in the Mondowave retention bonus. The loss in the first quarter of 2007 included a $1.3 million charge for in-process research and development in connection with the Mondowave acquisition.

In addition to reporting GAAP results, the company reports non-GAAP results, which exclude share-based compensation expense per FAS 123(R) and acquisition-related expenses. Non-GAAP net loss for the first quarter of 2008 was $8.3 million, or $0.28 per basic share, as compared to a net loss of $7.2 million, or $0.25 per basic share, in the fourth quarter of 2007 and a net loss of $3.2 million, or $0.11 per basic share, in the first quarter of 2007. A reconciliation of GAAP measures to non-GAAP measures is included in the financial statements portion of this press release.
The company reported cash, restricted cash and investments of $60 million as of March 31, 2008, which was $10.8 million lower than its balance as of December 31, 2007, due primarily to the first quarter net loss.
Business Summary
The company remains focused on expanding its line of analog and mixed-signal products and is driving toward design wins in the new business areas to meet the objective of revenue expansion beyond the core display driver business. In addition, the company is concentrating its display driver efforts on designs using advanced technology that offer more attractive features to its customers as well as greater opportunity for profitability. Design win progress and other highlights for the quarter included:
•	Leadis achieved its first Audio design wins and achieved first product shipments, with three design wins.

•	Display driver design wins included Leadis’ first design utilizing RGBW technology licensed from VP Dynamics, and its first design utilizing the Epic™ technology designed to dramatically improve AM-OLED manufacturing yields and picture quality, as well as three other AM-OLED designs. Each of these design wins, targeted to ramp in Q1 2009 and reach volume production in Q2 2009, offers the opportunity for higher margin sales.

•	The two LED/Power design wins were for two cell phone customers in Asia. One design win was for the six channel charge pump LED driver LDS8861 and the other for the four channel charge pump LDS8845.

•	Leadis announced sampling of six new LED drivers during the quarter: LDS8869, LDS8868 and LDS8867, a new family of charge-pump based LED drivers with a new 1-wire interface; LDS8860, a new charge-pump based 6-channel LED driver with I2C serial interface; and LDS8845 and LDS8846, a new family of no-noise, highly efficient 4-channel white LED drivers.

•	Leadis announced sampling of the world’s first stand-alone Class G headphone amplifiers. The LDS9505 and LDS9504 are optimized for ultra-low power dissipation, dramatically increasing battery run-time of portable audio devices. Following in the foot-steps of earlier Leadis products, the LDS9505 and LDS9504 incorporate Gmax™ technology, a proprietary and highly effective implementation of Class-G.

•	Leadis expanded its Board of Directors with the addition of Dr. I-Wei Wu, a flat panel industry veteran. Dr. Wu provides valuable experience from his past work with Taiwan-based partners and suppliers, as well as bringing new technologies to the marketplace.

Q2 2008 Outlook
“We will return to quarter over quarter revenue growth in the second quarter and expect this trend to continue for the remainder of the year,” said Mr. Paul Novell, Executive Vice President of Marketing. “We expect revenue to increase 25% in the second quarter of 2008 as compared with the first quarter, with volume production commencing on two of our 2007 display driver design wins as well as continued growth in the LDS285 program that ramped in March. While revenue from our analog products remains modest, we are pleased by our first quarter design wins and current pipeline of customer opportunities.”
Based on information currently available to the company, expectations for the second quarter of 2008 are as follows:
•	Revenue is expected to increase to $7.0 million dollars, plus or minus 10%, in the second quarter of 2008 as compared with Q1 2008.
•	Gross margin on product sales, which varies with product mix, selling price and unit costs, is expected to be approximately 9% in the second quarter.
•	Operating expenses are expected to be approximately $9.0 million.
“First quarter financial results were at the low end of our guidance for revenue, and gross margins were lower due to inventory reserve charges,” said Mr. Tony Alvarez, President and CEO. “Operating expenses were below our guidance and are targeted to remain roughly flat. We remain focused on revenue growth for 2008, in particular growth from our analog products which we expect will pick up in the second half of the year driven by first half design wins. We see strong customer interest across all of our product groups. Our initial Audio design wins and two cell phone design wins in LED/Power are evidence of our progress, and we anticipate greater design win activity in these product lines during the second quarter.”
Conference Call Today
Leadis will broadcast its conference call today, Tuesday, April 22, 2008 at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss its first quarter 2008 earnings and provide additional guidance.
To listen to the call, dial 1-877-591-4959 approximately ten minutes before the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial 1-888-203-1112. The confirmation code for the replay is 7113740.
A live webcast of the call will be available on the investor relations section of the company’s web site, http://ir.leadis.com. An archived webcast of the call will remain available until the company’s next earnings call.

IR Contacts
John Allen, Chief Financial Officer
Eric Itakura, Director Business Development & Investor Relations
(408) 331-8616
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of portable and consumer electronics devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in portable consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including backlight units; power management ICs including LDOs, LDO controllers, shunt references, thermal switches, current regulators, and battery charger controllers; and audio CODEC and FM transmitter ICs, which are integral components in portable media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, LED drivers supporting backlighting applications, and audio ICs supporting portable media players and aftermarket audio.
Non-GAAP Financial Measures
Leadis reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its ongoing operating results and comparing its performance to comparable companies. Leadis management uses financial statements that exclude share-based compensation expense and the impact of purchase accounting expenses, including in-process research and development expenses, amortization of purchased intangible assets, and retention expenses connected with acquisitions, to plan and evaluate its financial performance. Consequently, Leadis has excluded these expenses in deriving calculations of net income (loss), net income (loss) per share, gross profit or margin and certain operating expenses (including cost of sales, research and development, selling, general and administrative, and provision for income taxes). Leadis believes the inclusion of these non-GAAP measures enhances the comparability of current results against the results of prior periods. These non-GAAP measures will enable investors to evaluate the company’s operating results and business outlook in a manner similar to how the company internally analyzes its operating results and makes strategic decisions. Investors should note, however, that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure. For additional information on the non-GAAP financial measures, please see the Form 8-K regarding this press release furnished today with the Securities and Exchange Commission.

Cautionary Language
This press release contains forward-looking statements regarding the company’s business and financial outlook for the second quarter and remainder of the 2008 fiscal year based on the company’s current expectations. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” “confident,” “optimistic,” “targeted,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. These forward-looking statements reflect the company’s current views and assumptions but are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the company may not be able to maintain its current level of revenue or its gross margin levels; risks that one or more of the company’s concentrated group of customers may reduce demand or price for the company’s products or a particular product; risks that design wins will not result in meaningful revenue; the company’s dependence on a limited number of products; risks that the company’s new products may not be completed in a timely fashion or gain market acceptance; risks associated with the company’s efforts to expand its business beyond display drivers, including efforts to develop and market LED drivers, power management ICs, audio CODEC’s and FM transmitters, and touch sensor technology products; risks related to the semiconductor and portable electronic industries; the company’s ability to keep up with technological change; risks associated with any strategic transaction undertaken by the company; risks with managing international activities; and other factors. For a discussion of these and other factors that could impact the company’s financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2007, in the sections titled Risk Factors and Forward-Looking Statements, which is available at www.leadis.com. The projections in this press release are based on information currently available to the company. Although such projections, as well as the factors influencing them, may change in the future, the company undertakes no responsibility to update the information contained in this press release. (LDISG)

LEADIS TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31,	December 31,	March 31,
	2008	2007	2007

ASSETS
Current assets:
Cash and cash equivalents	$39,450	$33,945	$53,849
Restricted cash	2,418	2,508	2,500
Short-term investments	15,442	31,286	37,319
Accounts receivable, net	5,340	5,787	11,343
Inventory	1,706	2,210	8,326
Prepaid expenses and other current assets	5,070	4,270	3,788

Total current assets	69,426	80,006	117,125
Property and equipment, net	4,021	4,534	3,992
Goodwill and purchased intangible assets, net	10,466	11,233	7,962
Long term investments, net	2,607	3,000	—
Other assets	1,513	806	814

Total assets	$88,033	$99,579	$129,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,331	$4,538	$12,164
Taxes payable	1,109	353	288
Deferred margin	303	6	336
Other accrued liabilities	3,811	6,691	3,683

Total current liabilities	10,554	11,588	16,471
Long-term tax liabilities	2,957	3,439	3,222
Other noncurrent liabilities	937	1,075	513

Total liabilities	14,448	16,102	20,206

Stockholders’ equity:
Common stock and additional paid-in capital	109,354	109,171	109,907
Accumulated deficit	(35,769)	(25,694)	(220)

Total stockholders’ equity	73,585	83,477	109,687

Total liabilities and stockholders’ equity	$88,033	$99,579	$129,893

LEADIS TECHNOLOGY, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007

Revenue	$5,607	$6,233	$13,670
Cost of sales	5,609	6,510	12,298

Gross profit	(2)	(277)	1,372

Research and development expenses	5,333	5,370	3,361
Selling, general and administrative expenses	4,699	5,233	3,224
Amortization of purchased intangible assets	848	627	209
In-process research and development	—	650	1,320

Total operating expenses	10,880	11,880	8,114

Operating loss	(10,882)	(12,157)	(6,742)
Interest and other income, net	797	1,074	1,238

Loss before benefit from income taxes	(10,085)	(11,083)	(5,504)
Benefit from income taxes	(10)	(34)	(46)

Net loss	$(10,075)	$(11,049)	$(5,458)

Basic and diluted net loss per share	$(0.35)	$(0.38)	$(0.19)

Shares used in computing basic and diluted per share amounts	29,016	28,813	29,329

LEADIS TECHNOLOGY, INC
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
A. GAAP net loss	$(10,075)	$(11,049)	$(5,458)
Adjustment for stock-based compensation within:
Cost of sales	19	50	18
Research and development expenses	133	304	196
Selling, general and administrative expenses	572	637	437
Benefit from (provision for) income taxes	(218)	184	(143)
Adjustment for acquisition of business within:
Research and development expenses	198	308	136
Selling, general and administrative expenses	254	1,126	72
Amortization of purchased intangible assets	848	627	209
In-process research and development	—	650	1,320
Provision for income taxes	—	(13)	(16)

Non-GAAP net loss	$(8,269)	$(7,176)	$(3,229)

B. GAAP basic and diluted net loss per share	$(0.35)	$(0.38)	$(0.19)
Adjustment for stock-based compensation	0.02	0.04	0.02
Adjustment for acquisition of business	0.05	0.09	0.06

Non-GAAP basic and diluted net loss per share	$(0.28)	$(0.25)	$(0.11)

C. GAAP Gross Margin	0.0%	-4.4%	10.0%
Adjustment for stock-based compensation	0.3%	0.8%	0.1%

Non-GAAP Gross Margin	0.3%	-3.6%	10.1%

D. GAAP operating expenses	$10,880	$11,880	$8,114
Adjustment for stock-based compensation within:
Research and development expenses	(133)	(304)	(196)
Selling, general and administrative expenses	(572)	(637)	(437)
Adjustment for acquisition of business within:
Research and development expenses	(198)	(308)	(136)
Selling, general and administrative expenses	(254)	(1,126)	(72)
Amortization of purchased intangible assets	(848)	(627)	(209)
In-process research and development	—	(650)	(1,320)

Non-GAAP Operating expenses	$8,875	$8,228	$5,744